                                                                      Exhibit 21

              SUBSIDIARIES AND EQUITY ENTITIES OF THE REGISTRANT
                           (As of December 31, 2001)
                  (Reported Under Item 601 of Regulation S-K)

                                                                          State or
                                                                          Country of
Name                                                                      Organization
----                                                                      ------------
Alcoa Brazil Holdings Company                                             Delaware

    Alcoa Aluminio S.A.                                                   Brazil
    Abalco S.A.                                                           Brazil

Alcoa Building Products, Inc.**                                           Ohio

Alcoa Closure Systems International, Inc.                                 Delaware

Alcoa International Holdings Company                                      Delaware

     AIHC Export, Ltd.                                                    Barbados
     Alcoa Europe Holding B.V.                                            Netherlands
         Alcoa Automotive GmbH                                            Germany
         Alcoa Chemie Nederland B.V.                                      Netherlands
         Alcoa Europe S.A.                                                Switzerland
         Alcoa Inespal, S.A.                                              Spain
           Alumina Espanola, S.A.                                         Spain
           Aluminio Espanol, S.A.                                         Spain
         Alcoa Italia S.p.A.                                              Italy
         Alcoa Transformacion, S.A.                                       Spain
         Norsk Alcoa A/S                                                  Norway
           Alcoa Automotive Castings Scandinavian Casting Center ANS      Norway
     Alcoa Inter-America, Inc.                                            Delaware
     Alcoa-Kofem Kft                                                      Hungary
     Alcoa of Australia Limited                                           Australia
     Alcoa UK Holdings Limited                                            United Kingdom
         Alcoa Manufacturing (G.B.) Limited                               United Kingdom
              Baco Consumer Products Limited                              United Kingdom
              UK Aluminium Holdings Limited                               United Kingdom
                  British Aluminium Limited                               United Kingdom

Alcoa Latin American Holdings Corporation                                 British Virgin Islands

Alcoa Laudel, Inc.                                                        Delaware

Alcoa Power Generating Inc.***                                            Tennessee

                                                                    State or
                                                                    Country of
Name                                                                Organization
----                                                                ------------

Alcoa Securities Corporation                                        Delaware

    Alcoa Remediation Management, Inc.                              Delaware
    Alcoa CSI de Mexico en Saltillo, S.A. de C.V.                   Mexico
    Alcoa Fujikura Ltd.                                             Delaware
        Stribel GmbH                                                Germany
        Six "R" Communications, L.L.C.                              Delaware
        Tele-Tech Company, Inc.                                     Kentucky
    Pimalco, Inc.                                                   Arizona
    Tifton Aluminum Company, Inc.                                   Delaware

Alcoa (Shanghai) Aluminum Products Company Limited                  China

Alcoa World Alumina LLC*                                            Delaware

    AAC Holdings Company                                            Delaware
        Alcoa Steamship Company, Inc.                               New York
    Alcoa Minerals of Jamaica, L.L.C.                               Delaware
    Halco (Mining) Inc.                                             Delaware
        Compagnie des Bauxites de Guinee                            Delaware
    St. Croix Alumina, L.L.C.                                       Delaware
    Suriname Aluminum Company, L.L.C.                               Delaware

Alumax Inc.                                                         Delaware

    Alcoa Extrusions, Inc.                                          Pennsylvania
    Alumax Foils, Inc.                                              Delaware
    Alumax Mill Products, Inc.                                      Delaware
    Aluminerie Lauralco, Inc.                                       Delaware
    Eastalco Aluminum Company                                       Delaware
    Intalco Aluminum Corporation                                    Delaware
    Kawneer Company, Inc.                                           Delaware

Howmet International Inc.                                           Delaware

Cordant Technologies Holding Company                                Delaware

    Huck International Inc.                                         Delaware

Gulf Closures W.L.L.                                                Bahrain

                                                                    State or
                                                                    Country of
Name                                                                Organization
----                                                                ------------

Reynolds Metals Company                                             Delaware

    Reynolds International, Inc.                                    Delaware
        RMCC Company                                                Delaware
           Alcoa Canada Ltd.****                                    Quebec
              Alcoa Ltd.*****                                       Quebec
        Reynolds International do Brasil Participacoes, Ltda.       Brazil
        Alcoa Architectural Products SAS                            France
    Reynolds Aluminium Deutschland, Inc.                            Delaware
    Reynolds Becancour, Inc.                                        Delaware
        RB Sales Company, Limited                                   Delaware
    Reynolds Consumer Products, Inc.                                Delaware
    RMC Delaware, Inc.                                              Delaware
        Southern Graphic Systems, Inc.                              Kentucky
        RMC Properties, Ltd.                                        Delaware
        Saint George Insurance Company                              Vermont

Shibazaki Seisakusho Limited                                        Japan

* Registered to do business in Alabama, Arkansas, California, Florida, Georgia, Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa World Chemicals.

**     Registered to do business in Ohio under the name of Mastic.

*** Registered to do business in Tennessee under the names Tapoco and APG Trading, in Indiana under the name of AGC, in North Carolina under the names of Yadkin and Tapoco, in New York under the name of Long Sault and in Washington under the name of Colockum.

**** Effective January 1, 2002, the name of the company was changed from Reynolds Aluminum Company of Canada, Ltd. to Alcoa Canada Ltd.

***** Effective January 1, 2002, the name of the company was changed from Canadian Reynolds Metals Company, Ltd. to Alcoa Ltd.

The names of a number of subsidiaries and equity entities have been omitted because considered in the aggregate they would not constitute a significant subsidiary.